UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 30, 2017

CIPHERLOC CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main Street, Suite 100

Buda, TX 78610

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2017, the Company entered into the following agreements with Firstfire Global Opportunities Fund LLC

1. A Convertible Promissory Note in the amount of $330,000 payable in six months and convertible into common shares at $2.00 per share at the Holder’s option.

2.	A Warrant Agreement wherein Firstfire Global Opportunities Fund LLC may purchase up to 165,000 shares of common stock of the company for $4.50 pershare with an expiration date two yesrser the date of the Warrant Agreement.

3.	A Stock Purchase Agreement setting forth the details of above stated agreements

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 18, 2017, the Company received a letter of resignation from Michael Salas Vice President of marketing and sales, with an effective date of October 27, 2017.

Item 9.01 Financial Statements and Exhibits

Exhibits	10.27	Senior Convertible Promissory Note
	10.28	Common Stock Purchase Warrant
	10.29	Common Stock Purchase Agreement
	17.3	Resignation Letter

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	CipherLoc Corporation

Date: October 19, 2017	By:	/s/ Michael De La Garza
Michael De La Garza
Director and Chief Executive Officer (Principal Executive Officer)